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As filed with the Securities and Exchange Commission on September 26, 2002.
Registration No.

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

SILICON GRAPHICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-2789662 (I.R.S. Employer Identification Number)

1600 Amphitheatre Parkway, Mountain View, California 94043-1351
(Address of principal executive offices and zip code)

1998 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

SANDRA ESCHER
Senior Vice President and General Counsel
SILICON GRAPHICS, INC.
1600 Amphitheatre Parkway
Mountain View, California 94043-1351
(650) 960-1980
(Name, address and telephone number of agent for service)

Calculation of Registration Fee

Title of Securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, $0.001 par value	4,000,540 shares	$.85	$3,400,459	$312.85

(1)
Excludes shares reserved under the Registrant's 1998 Employee Stock Purchase which were registered previously on Form S-8 Registration Statements (Nos. 333-71628, 333-48780, 333-90263 and 333-76445).

(2)
Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange as of September 24, 2002.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents and information heretofore filed by Silicon Graphics, Inc. (the "Company") with the Securities and Exchange Commission are hereby incorporated by reference:

  (a)
  The Company's Annual Report on Form 10-K for the fiscal year ended June 28, 2002, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  (b)
  The description of the Company's Common Stock to be offered hereby which is contained in its Registration Statement on Form 8-B filed March 16, 1990 pursuant to Section 12 of the Exchange Act.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 4. DESCRIPTION OF SECURITIES.

        Not Applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not Applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1993, as amended (the "Securities Act"). Further, in accordance with the Delaware General Corporation Law, the Company's Certificate of Incorporation eliminates the liability of a director of the Company to the Company and its stockholders for monetary damages for breaches of such director's fiduciary duty of care in certain instances. Article VI of the Bylaws of the Company provides for indemnification of certain agents to the maximum extent permitted by the Delaware General Corporation Law. Persons covered by this indemnification provision include current and former directors, officers, employees and other agents of the Company, as well as persons who serve at the request of the Company as directors, officers, employees or agents of another enterprise.

        In addition, the Company has entered into contractual agreements with each director and certain officers designated by the Board to indemnify such individuals to the full extent permitted by law. These agreements also resolve certain procedural and substantive matters that are not covered, or are covered in less detail, in the Bylaws or by the Delaware General Corporation Law.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

Item 8. EXHIBITS.

        The following Exhibits are filed as part of, or incorporated by reference into, this Registration Statement:

4.1	*	1998 Employee Stock Purchase Plan.
5.1		Opinion of counsel as to legality of securities being registered.
23.1		Consent of Ernst & Young LLP, Independent Auditors (see page II-5).
23.2		Consent of Counsel (contained in Exhibit 5.1).
4.1		Power of Attorney (see page II-4)
99.1		Selected Financial Data—Additional Disclosure for SFAS No. 142, "Goodwill and Other Intangible Assets."

*
Incorporated by reference to exhibits to the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1999.

Item 9. UNDERTAKINGS

        A.    The undersigned registrant hereby undertakes:

          (1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B.    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware General Corporation Law, the Company's Certificate of Incorporation, the foregoing Bylaw provisions or the Company's indemnification agreements, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Silicon Graphics, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on September 26, 2002.

SILICON GRAPHICS, INC.
By:	/s/ ROBERT R. BISHOP Robert R. Bishop Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert R. Bishop, Jeffrey V. Zellmer and Sandra M. Escher, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ ROBERT R. BISHOP Robert R. Bishop	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 26, 2002
/s/ JEFFREY V. ZELLMER Jeffrey V. Zellmer	Senior Vice President, Chief Financial Officer (Principal Financial Officer and	September 26, 2002
/s/ KATHY A LANTERMAN Kathy A. Lanterman	Vice President and Corporate Controller (Principal Accounting Officer)	September 26, 2002
/s/ C. RICHARD KRAMLICH C. Richard Kramlich	Director	September 26, 2002
/s/ JAMES A. MCDIVITT James A. McDivitt	Director	September 26, 2002
Arthur L. Money	Director
Charles A. Steinberg	Director
/s/ ROBERT M. WHITE Robert M. White	Director	September 26, 2002

Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Employee Stock Purchase Plan of Silicon Graphics, Inc., of our report dated July 23, 2002, with respect to the consolidated financial statements and schedule of Silicon Graphics, Inc. included in its Annual Report (Form 10-K) for the year ended June 28, 2002, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Palo Alto, California
September 26. 2002

INDEX TO EXHIBITS

Exhibit No.		Description
4.1	*	1998 Employee Stock Purchase Plan.
5.1		Opinion of counsel as to legality of securities being registered.
23.1		Consent of Ernst & Young LLP, Independent Auditors (see page II-5)
23.2		Consent of Counsel (contained in Exhibit 5.1)
24.1		Power of Attorney (see page (II-4)
99.1		Selected Financial Data—Additional Disclosure for SFAS No. 142, "Goodwill and Other Intangible Assets"

*
Incorporated by reference to exhibits to the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1999.

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
  Item 4. DESCRIPTION OF SECURITIES.
  Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
  Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
  Item 7. EXEMPTION FROM REGISTRATION CLAIMED.
  Item 8. EXHIBITS.
  Item 9. UNDERTAKINGS
SIGNATURES
POWER OF ATTORNEY
Consent of Ernst & Young LLP, Independent Auditors
INDEX TO EXHIBITS